MNP LLP

July 29, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read the statements made by JBI, Inc. (the "Company") in Item 4.01(a) of Form 8-K dated July 24, 2014 to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm under Item 4.01 in such Form 8-K, except that we are not in a position to agree or disagree with the Company's statement that the Company engaged David Brooks & Associates Company as principal accountants or that the change was authorized by the Board of Directors.

Very truly yours,

MNP LLP

MNP LLP